Computershare 9062 Old Annapolis Road Columbia, Maryland 21045 www.computershare.com ASSESSMENT OF COMPLIANCE WITH THE APPLICABLE SERVICING CRITERIA Computershare Corporate Trust- ABS Platform The management (“Management”) of the Computershare Corporate Trust division of Computershare Trust Company, National Association (the “Company”) is responsible for assessing the Company’s compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission. Management has determined that the servicing criteria are applicable to the servicing platform for the period as follows: Purchase of corporate trust business. On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo”) and certain of its affiliates sold substantially all of its Corporate Trust Services (“CTS”) division to the Company, Computershare Delaware Trust Company (“CDTC”), and Computershare Limited (“Computershare Limited,” and collectively with the Company and CDTC, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. For the ABS Platform (defined below) transactions and during the Period (defined below), the Company either (i) served directly in the related trustee (except Delaware trustee or owner trustee), paying agent services, and/or related services, (collectively, the “ABS Platform Roles”), or (ii) served as agent for Wells Fargo who remained in the related ABS Platform Roles. More specifically, since its acquisition of the Wells Fargo CTS business on November 1, 2021, including during the Period, the Company has (i) closed new ABS transactions and (ii) completed the transfer of certain ABS transaction roles from Wells Fargo CTS to Computershare, for which, in each case, during all or a portion of the Period, the Company performed the related ABS Platform Roles directly (the “Company’s Direct Role Transactions”). As of the end of the Period, the Company’s Direct Role Transactions comprise a majority of the overall ABS Platform transactions. For a minority of ABS Platform transactions, the Company served, during all or a portion of the Period, as agent for Wells Fargo who remained in the related ABS Platform Roles (the “Company’s Agent Role Transactions”). For the Company’s Agent Role Transactions, Wells Fargo had not, as of the beginning of the Period, transferred to Computershare the ABS Platform Roles for the Company’s Agent Role Transactions, and therefore the Company performed, during all or a portion of the Period, virtually all of Wells Fargo’s contractual duties for such transactions as its agent. As a result, for the Company’s Agent Role Transactions, the Company and Wells Fargo have determined that the Company is a party participating in the servicing function with respect to the ABS Platform, and accordingly, the Company is taking responsibility for assessing its compliance with the Applicable Servicing Criteria (defined below) relevant to the servicing activities performed by the Company for the ABS Platform, as of and for the twelve months ended December 31, 2023. Period: As of January 1, 2023 through and including December 31, 2023 (the “Period”). Platform: The platform consists of asset-backed securities (“ABS”) transactions for which the Company provides trustee (except Delaware trustee or owner trustee), paying agent services, and/or related services, either directly in the related role for such services or as the agent of the party performing such services, and for which either (i) some or all of the issued securities for such ABS transactions were publicly offered pursuant to a registration statement delivered under the Securities Act of 1933, as amended, or (ii) the issued securities for such ABS transactions were privately offered pursuant to an exemption from registration and the Company (and/or the party for whom it acts as agent) has an obligation under the transaction agreements to deliver an assessment of compliance with the applicable servicing criteria under Item 1122(d) of Regulation AB; provided however that, the platform excludes (a) any transactions for which the securities issued are mortgage-backed securities or mortgage-related asset-backed securities and (b) any ABS transactions for which the issuing entity has a fiscal Exhibit 33.2

2 year that ends on a date other than the end of the calendar year (the “ABS Platform”). Appendix A identifies the individual transactions defined by Management as constituting the ABS Platform for the Period. Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d) are applicable to either the Company’s obligations, or the obligations of the party for whom the Company ultimately acts as agent, in either case under the related transaction agreements with respect to the ABS Platform for the Period (as applicable, the “Company’s Obligations”), except for the following servicing criteria: 1122(d)(1)(v), 1122(d)(2)(iii), 1122(d)(3)(i)(B), 1122(d)(3)(i)(C), 1122(d)(3)(i)(D), 1122(d)(4)(ii), 1122(d)(4)(iv), 1122(d)(4)(v), 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii), and 1122(d)(4)(xiv), which Management has determined are not applicable to the Company’s Obligations in the related transaction agreements with respect to the ABS Platform for the Period; provided however that, with respect to the ABS Platform (a) servicing criterion 1122(d)(3)(i)(A) is applicable only as it relates to the Company’s Obligation to distribute or make available to investors, in accordance with the timeframes set forth in the transaction agreements, the relevant investor reports received by the Company from the entity preparing such reports; (b) servicing criterion 1122(d)(3)(ii) is applicable only as it relates to the Company’s Obligation to make remittances to investors in accordance with the transaction agreements; and (c) servicing criterion 1122(d)(4)(iii) is applicable only as it relates to the Company’s Obligation to obtain an Officer’s Certificate from the servicer and report any additions, removals and substitutions to investors on the relevant investor report, in each case, in accordance with the transaction agreements (the “Applicable Servicing Criteria”). Third parties classified as vendors: With respect to servicing criterion 1122(d)(2)(vi) for transactions in the ABS Platform, the Company engaged, at times during the Period, one vendor, and at other times during the Period, two vendors, in each case to make certain payments by check to investors and/or third parties, and to safeguard certain unissued checks. Management has determined that each of the vendors is not considered a “servicer” as defined in Item 1101(j) of Regulation AB, and Management elects to take responsibility for assessing compliance with the portion of the servicing criterion applicable to each vendor as permitted by the SEC’s Compliance and Disclosure Interpretation (“C&DI”) 200.06, Vendors Engaged by Servicers (“C&DI 200.06”). The Company has policies and procedures in place designed to provide reasonable assurance that each vendor’s activities comply in all material respects with the servicing criterion applicable to each vendor. Management is solely responsible for determining that the Company meets the SEC requirements to apply C&DI 200.06 for each vendor and the related servicing criterion. With respect to the ABS Platform and the Period, Management provides the following assessment of the Company’s compliance with respect to the Applicable Servicing Criteria: 1. Management is responsible for assessing the Company’s compliance with the Applicable Servicing Criteria. 2. Management has assessed the Company’s compliance with the Applicable Servicing Criteria including the servicing criterion for which compliance is determined based on C&DI 200.06 as described above. In performing this assessment, Management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB. 3. With respect to Applicable Servicing Criteria 1122(d)(4)(i) and 1122(d)(4)(xv), Management has determined that there were no activities performed during the Period with respect to the ABS Platform, because there were no occurrences of events that would require the Company to perform such activities. 4. Based on such assessment for the Period, the Company has complied in all material respects with the Applicable Servicing Criteria for the Period.

3 PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report with respect to Management’s assessment of the Company’s compliance with the Applicable Servicing Criteria for the Period. Computershare Trust Company, National Association By: _________________________________________ Eileen R. O’Connor Title: Senior Vice President Dated: February 15, 2024 /s/ Eileen R. O'Connor

Appendix A-1 Appendix A to the Company’s Assessment of Compliance with the Applicable Servicing Criteria ABS Platform Transactions CTCNA Deal Identifier Long Name BANKONESER1 Chase Issuance Trust CARVANA2020P1 Carvana Auto Receivables Trust 2020-P1 CARVANA2021N1 Carvana Auto Receivables Trust 2021-N1 CARVANA2021N2 Carvana Auto Receivables Trust 2021-N2 CARVANA2021N3 Carvana Auto Receivables Trust 2021-N3 CARVANA2021N4 Carvana Auto Receivables Trust 2021-N4 CARVANA2021P1 Carvana Auto Receivables Trust 2021-P1 CARVANA2021P2 Carvana Auto Receivables Trust 2021-P2 CARVANA2021P3 Carvana Auto Receivables Trust 2021-P3 CARVANA2021P4 Carvana Auto Receivables Trust 2021-P4 CARVANA2022N1 Carvana Auto Receivables Trust 2022-N1 CARVANA2022P1 Carvana Auto Receivables Trust 2022-P1 CARVANA2022P2 Carvana Auto Receivables Trust 2022-P2 CARVANA2022P3 Carvana Auto Receivables Trust 2022-P3 CARVANA2023N1 Carvana Auto Receivables Trust 2023-N1 CARVANA2023N2 Carvana Auto Receivables Trust 2023-N2 CARVANA2023N3 Carvana Auto Receivables Trust 2023-N3 CARVANA2023N4 Carvana Auto Receivables Trust 2023-N4 CARVANA2023P1 Carvana Auto Receivables Trust 2023-P1 CARVANA2023P2 Carvana Auto Receivables Trust 2023-P2 CARVANA2023P3 Carvana Auto Receivables Trust 2023-P3 CARVANA2023P4 Carvana Auto Receivables Trust 2023-P4 CARVANA2023P5 Carvana Auto Receivables Trust 2023-P5 CITEL051 CIT Education Loan Trust 2005-1 DTBLAST231 Bridgecrest Lending Auto Securitization Trust 2023-1 EART203 Exeter Automobile Receivables Trust 2020-3 EART212 Exeter Automobile Receivables Trust 2021-2 GMALT202 GM Financial Automobile Leasing Trust 2020-2 GMALT203 GM Financial Automobile Leasing Trust 2020-3 GMALT211 GM Financial Automobile Leasing Trust 2021-1 GMALT212 GM Financial Automobile Leasing Trust 2021-2 GMALT213 GM Financial Automobile Leasing Trust 2021-3 GMALT221 GM Financial Automobile Leasing Trust 2022-1 GMALT222 GM Financial Automobile Leasing Trust 2022-2 GMALT223 GM Financial Automobile Leasing Trust 2022-3 GMALT231 GM Financial Automobile Leasing Trust 2023-1 GMALT232 GM Financial Automobile Leasing Trust 2023-2 GMALT233 GM Financial Automobile Leasing Trust 2023-3 GMCAR193 GM Financial Consumer Automobile Receivables Trust 2019-3 GMCAR194 GM Financial Consumer Automobile Receivables Trust 2019-4 GMCAR203 GM Financial Consumer Automobile Receivables Trust 2020-3 GMCAR204 GM Financial Consumer Automobile Receivables Trust 2020-4 GREENTREE961 Green Tree Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1996-1 GREENTREE962 Green Tree Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1996-2 NAVIENT151 Navient Student Loan Trust 2015-1 NAVIENT152 Navient Student Loan Trust 2015-2 NAVIENT153 Navient Student Loan Trust 2015-3 NSLT043 Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2004-3 NSLT044 Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2004-4 NSLT051 Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-1 NSLT052 Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-2 NSLT053 Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-3 NSLT054 Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-4 NSLT061 Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2006-1 NSLT062 Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2006-2 NSLT063 Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2006-3 NSLT071 Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2007-1 OAKWOOD2000C Oakwood Mortgage Investors 2000-C Senior/Subordinate Pass-Through Certificates OAKWOOD2000D Oakwood Mortgage Investors Series 2000-D Senior/Subordinate Pass-Through Certificates SDART191 Santander Drive Auto Receivables Trust 2019-1

Appendix A-2 ABS Platform Transactions CTCNA Deal Identifier Long Name SDART192 Santander Drive Auto Receivables Trust 2019-2 SDART193 Santander Drive Auto Receivables Trust 2019-3 SDART201 Santander Drive Auto Receivables Trust 2020-1 SDART202 Santander Drive Auto Receivables Trust 2020-2 SDART203 Santander Drive Auto Receivables Trust 2020-3 SDART204 Santander Drive Auto Receivables Trust 2020-4 SDART211 Santander Drive Auto Receivables Trust 2021-1